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                      Exhibit 10.15 - OEM License Agreement


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                           IMP COMPUTER SERVICES, INC.
                              OEM LICENSE AGREEMENT

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This Agreement is made as of June 28, 1996 (the "Effective Date") between
Seagate Software Information Management Group, Inc. ("IMG"), a British Columbia, Canada, corporation, and Opis Corporation ("OEM"), an Iowa corporation, with reference to the following facts.
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A.    IMG has developed and is the owner of certain report writing and related software products. OEM is a manufacturer and/or reseller of certain computer hardware and/or software products.

B. OEM wishes to obtain from IMG the right to market and distribute IMG's software products with OEM's products, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.    DEFINITIONS

      1.1. "Bundled Products" shall mean combinations of copies of IMG Products and OEM Products sold to customers as single packages.

      1.2. "IMG Products" shall mean, collectively, the software programs identified in Exhibit A attached hereto, along with the Documentation, if applicable, as well as an y modifications, enhancements, and derivative works thereof as may be provided by IMG or produced by OEM under the terms of this Agreement.

      1.3. "Documentation" shall mean the user manuals, instructions, and other written materials made available by IMG in printed or electronic format to assist in the use of the IMG Products.

      1.4. "End User License" shall mean a license agreement between OEM and any end user to whom OEM sublicenses any IMG Products.

      1.5. "Master Copy" shall mean an original copy of a IMG Product on appropriate media for use by OEM for internal purposes only in accordance with the terms hereof.

      1.6. "OEM Products" shall mean the computer hardware and/or software products which are identified on Exhibit B attached hereto.

      1.7. "Prepackaged Copy" shall mean a copy of a IMG Product which is packaged by IMG before delivery to OEM, for resale by OEM in accordance with the terms hereof.

      1.8. "Trademarks" includes IMG's trademarks, service marks, tradenames, and service names.

2.    GRANT OF RIGHTS

      2.1. Grant of License. Subject to the terms and conditions of this Agreement, IMG hereby grants OEM during the term of this Agreement a nonexclusive, nontransferable, worldwide limited license to reproduce, market, distribute and sublicense IMG Products to OEM's customers, but only in accordance with the terms herein.

      2.2.  OEM Election.

            (a) OEM shall elect, by purchase order or other written notice to IMG, whether to exercise its rights hereunder by using a Master Copy, or by distributing Prepackaged Copies, or by some specified combination of both such means.

            (b) If OEM elects to use a Master Copy, IMG shall deliver a Master Copy to OEM for each IMG Product as to which a Master Copy is ordered. OEM shall safeguard all Master Copies and may use them only to reproduce IMG Products at locations approved by IMG in writing, for resale in accordance herewith. OEM shall package all such copies made from Master Copies, with such Documentation, IMG's form of end user license agreement per Exhibit C, and/or other IMG materials and Trademarks, according to such requirements as IMG may prescribe.

            (c) If OEM elects to distribute Prepackaged Copies, IMG shall sell and deliver such Copies to OEM for resale herein. OEM may not open, modify, or reproduce any Prepackaged Copy or its contents, including without limitation IMG's end user license and registration card included in each package.

      2.3. Bundled Products. OEM may market, distribute and sublicense IMG Products ONLY (1) as part of Bundled Products, or (2) directly to existing registered end users of OEM Products. The Sublicenses granted under this agreement limit the sublicensee to use of the IMG Products only with OEM products and the data related specifically to the Bundled Products. OEM shall cause all distributors, resellers, and others to whom it sells Bundled Products (other than end users) to distribute and resell them only as Bundled Products.

      2.4. Ownership of Software. OEM acknowledges that the software programs embodied in the IMG Products are


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      and shall remain the sole and exclusive property of IMG.

3.    GENERAL OBLIGATIONS OF OEM

      3.1. End User Licenses. As to each IMG Product which OEM markets, distributes or sublicenses, OEM shall secure the end user's consent to an End User License which provides that the end user ("Sublicensee") may use the IMG Products only under license terms and conditions which include, at a minimum those set forth in Exhibit C attached hereto.

      3.2. IMG's Trademarks. Except to any extent which may be expressly authorized under terms set forth in Exhibit D hereto, OEM shall not delete or in any manner alter the Trademarks or other intellectual property rights notices of IMG and IMG's suppliers, if any appearing on the IMG Products as delivered to OEM. As a condition of the license rights granted to OEM in this Agreement, OEM shall reproduce and display such Trademarks and notices on each copy of IMG Products. If OEM adopts and uses its own trademarks to identify the Bundled Products, it shall state in all marketing, advertising, and packaging materials that the IMG Products are the technology of IMG. OEM shall cooperate fully with IMG in the defense and protection of the Trademarks, and shall promptly advise IMG of the use of any mark infringing any of the Trademarks.

      3.3. Marketing. OEM shall make no representations or warranties concerning the IMG Products, except as IMG may itself provide or approve in writing.

      3.4. OEM's Business Practices. OEM shall (a) comply with all applicable laws and regulations, (b) avoid deceptive, misleading or unethical practices.

4.    PAYMENTS, DELIVERY, TAXES

      4.1. Orders, Payments and Payment Terms. OEM shall order IMG Products according to IMG's standard procedures, and shall pay IMG the payments and fees, on the terms and conditions, set forth in Exhibit E.

      4.2. Taxes and Costs. All amounts payable hereunder are exclusive of all sales, use value-added, withholding and other taxes and duties. OEM shall pay all shipping and transportation charges, taxes, duties and other fees imposed on product purchases and sales hereunder. In the event IMG pays any such amounts, OEM shall reimburse IMG and they shall be added to the invoiced amounts as separate charges.

5.    REPORTS AND AUDITS

      5.1. Payment Reports. Within 20 days after the close of each calendar quarter, OEM will deliver to IMG a report (the "Quarter Report") which will provide all information reasonably required by IMG for computation and/or confirmation of the payments, if any, due or credited to IMG for such quarter.

      5.2. Audits. During the term of this Agreement and for one (1) year after termination or expiration, OEM will maintain complete records regarding its distribution and sublicensing of the IMG Products to each of its customers. Upon reasonable notice to OEM IMG may audit, at IMG's expense, OEM's books and records to determine its compliance hereunder. In the event any such audit reveals that OEM has underpaid IMG by an amount greater than 5% of the amounts due IMG in the period being audited, or that OEM has knowingly breached any material obligation hereunder, then, in addition to such other remedies as IMG may have, OEM shall pay or reimburse to IMG the cost of the audit.

6.    MAINTENANCE SUPPORT

      6.1. Customer Support By OEM. OEM will provide direct first level technical support for IMG Products to end users acquiring them from OEM or OEM's customers. OEM's support will include, but not necessarily be limited to answering product use questions, diagnosing problems, and using reasonable efforts to provide solutions to problems.

      6.2. IMG's Support. OEM will designate one of its employees as its technical contact person, to whom IMG will provide technical support for IMG Products by telephone free of charge, provided that OEM has during the preceding 12-month period paid royalties and fees to IMG in an amount equal to or greater than the minimum fee amount set forth in Exhibit E. If OEM has not met the minimum fee amount, then OEM shall pay IMG for any technical support at the rate of $150 per hour.

7.    REPRESENTATIONS AND WARRANTIES

      7.1. OEM Warranties. OEM represents and warrants that: (a) OEM has the unrestricted right and authority to enter into and perform this Agreement, (b) no consent of any other person or entity is needed to market and distribute the OEM Products, in combination with the IMG Products, as contemplated hereunder, and (c) its combination of the IMG Products and the OEM Products in a Bundled Product does not and will not violate any applicable laws, including without limitation any applicable competition or antitrust laws.

      7.2. IMG Limited Warranties. IMG warrants to OEM that during the 90 days following the delivery of any Master Copy to OEM or the delivery of any Prepackaged Copy to an end user, as applicable: (a) the IMG Products will perform substantially in accordance with IMG's applicable product documentation in all material respects; and (b) the storage media containing the IMG Products will be free from defects in materials and workmanship. In the event the IMG Products or storage media fail to conform to such warranty, as OEM's sole and exclusive remedy for such failure IMG will, at IMG's option and without charge to OEM, repair or replace such IMG Products or storage media, provided the nonconforming item is returned to IMG within such warranty period.

      7.3. DISCLAIMER. EXCEPT AS SET FORTH IN WRITING IN THIS AGREEMENT, IMG MAKES NO PERFORMANCE REPRESENTATIONS,


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            WARRANTIES, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, ORAL OR
            WRITTEN, WITH RESPECT TO THE IMG PRODUCTS AND ANY SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY (A) OF MERCHANTABILITY, (B) OF FITNESS FOR A PARTICULAR PURPOSE, OR (C) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

8.    IMG'S INTELLECTUAL PROPERTY

      8.1. Limited Rights. OEM shall not acquire any right to any of IMG's Trademarks, or its copyrights, patents, trade secrets, commercial symbols, goodwill, or other form of its intellectual or commercial property. OEM shall not use IMG's Trademarks in any manner, except only to identify the IMG Products and to identify itself as an authorized distributor of IMG, in a form prescribed or approved from time to time by IMG in writing. IMG may from time to time discontinue or modify its Trademarks, add new Trademarks, and revise these instructions, to protect the standards of quality established for IMG's goods and services marketed and/or licensed under its Trademarks.

      8.2. Protection of Trademarks. IMG shall have sole and exclusive right to protect and defend the Trademarks, at its sole cost and expense. IMG shall not be liable to OEM for any loss of damage suffered by OEM as a result of the use of the expense. IMG shall not be liable to OEM for any loss or damage suffered by OEM as a result of the use of the Trademarks, any litigation or proceeding involving the Trademarks, or any failure by IMG to protect or defend the Trademarks.

      8.3. Modifications. Except as may be expressly provided in Exhibit D hereto, OEM shall not copy, modify, enhance, or make derivative works of the IMG Products. However, in no event shall OEM remove or alter the provision for an electronic registration capture screen which will appear when any end user first accesses the IMG Products. Provisions will be made to have the software pre-registered with Opis. Any copies, modifications, enhancements and derivative works shall belong to IMG and OEM hereby assigns all rights to them (including moral rights) to IMG.

      8.4. Reverse Engineering, Source Code. OEM shall not reverse engineer or decompile any IMG Products.

      8.5.  Confidential Information.

            (a) As used herein, "Confidential Information" shall mean all information concerning either party (the "disclosing party") to which the other party (the "receiving party") is provided access by virtue of this Agreement or its activities hereunder, including without limitation source code, technical data, sales information, quantity and kind of IMG Products or OEM Products marketed or sold, prices and methods of pricing, marketing techniques and plans, returns, unannounced products, product and process information, and such other information which, if disclosed to others, might be competitively detrimental to the disclosing party. Confidential Information shall not include any information which has been publicly disseminated in writing by the disclosing party, which the receiving party can show it knew prior to the disclosing party's disclosure hereunder, or which is rightfully received by the receiving party from a third party without restriction.

            (b) During the term hereof and at all times thereafter, the receiving party shall maintain the Confidential Information of the disclosing party in strictest confidence, shall not disclose it to any third party, and shall use it only as necessary to perform hereunder. The receiving party shall cause each of its officers, directors, employees, and agents to restrict disclosure and use of such Confidential Information in like fashion, and shall be responsible for any wrongful disclosure or use by any of them.

            (c) In the event any court or other authority orders the receiving party to disclose any Confidential Information of the disclosing party, the receiving party shall use its best efforts to protect its confidentiality and shall forthwith notify the disclosing party thereof to enable it to do likewise. At the termination of this Agreement, the receiving party shall promptly return all tangible Confidential Information to the disclosing party.

9.    INDEMNIFICATION

      9.1. Infringement Claims. If an action is brought against OEM claiming that IMG Products or any part thereof infringes any Canadian or United States patent, copyright or trade secret rights of a third party, IMG shall defend OEM at IMG's expense and shall pay the damages and costs finally awarded against OEM in the action, but only if (a) OEM notifies IMG promptly upon learning that the claim might be asserted, (b) IMG has sole control over the defense of the claim and any negotiation for its settlement or compromise, and (c) OEM takes no action that, in IMG's reasonable judgment, impairs IMG's defense of the claim.

      9.2. IMG's Options. If OEM's use of any IMG Products is enjoined, or if IMG wishes to minimize its liability hereunder, IMG may, at its option and expense, and as a complete remedy to OEM, either (a) substitute equivalent non-infringing software for the infringing item, (b) modify the infringing item so that it no longer infringes but remains functionally equivalent, (c) obtain for OEM the right to continue marketing and sublicensing such item, or (d) if none of the foregoing is reasonably feasible, accept a return of the IMG Products which are subject to the injunction and refund to OEM the amounts paid by OEM to IMG with respect to those copies which are returned, less reasonable depreciation, plus shipping costs paid by OEM. The indemnity in Section 9.1 will not apply if and to the extent that the infringement claim results from (a) a correction or modification of the IMG Products not provided by IMG, (b) a failure to promptly install an update provided by IMG, or (c) the combination of the IMG Products with other software not provided by IMG.

      9.3. LIMIT. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF IMG WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT, BY THE IMG PRODUCTS, OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT.

      9.4. Indemnification by OEM. OEM shall defend, indemnify and hold IMG and its affiliated companies harmless from any and all claims by any other party (including reasonable attorneys' fees and costs of litigation) resulting from OEM's own breaches, acts, omissions or misrepresentations, including but not limited to OEM's combining (or its authorizing others to combine) the IMG Products with any products not provided by IMG.

10.   LIMITATION OF LIABILITY

      EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN SECTION 9, THE LIABILITY OF IMG AND ITS AFFILIATED ENTITIES UNDER THIS AGREEMENT TO OEM, REGARDLESS OF THE BASIS OF LIABILITY OR THE FORM OF ACTION, SHALL IN NO EVENT EXCEED THE TOTAL AMOUNTS PAID TO IMG BY OEM, NET OF ALL DISCOUNTS, REBATES, AND REFUNDS, FOR THE IMG PRODUCTS DIRECTLY CAUSING THE LIABILITY. IN NO EVENT SHALL IMG OR ITS AFFILIATED ENTITIES BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE, OR FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT IMG HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ESSENTIAL PURPOSE OF THIS SECTION IS TO LIMIT THE POTENTIAL LIABILITY OF IMG AND ITS AFFILIATED ENTITIES ARISING OUT OF THIS AGREEMENT.

11.   TERM AND TERMINATION

      11.1. Term. The term of this Agreement shall commence on the Effective Date hereof and shall expire two years thereafter unless sooner terminated in accordance herewith.

      11.2. Minimum Fees. IMG may terminate this Agreement on written notice to OEM if OEM fails for any reason, including any reason out of its reasonable control, to pay the minimum annual fees specified in Exhibit E.

      11.3. Payment Breach. Except as otherwise provided herein, IMG may terminate this Agreement prior to its expiration in the even OEM fails to cure any breach of a payment obligation hereunder within 10 days after written notice from IMG describing the breach.

      11.4. Termination Cause. Either party may terminate this Agreement at any time if (a) a receiver is appointed for the other party or its property, (b) the other party makes an assignment for the benefit of its creditors, (c) proceedings are commenced by or for the other party liquidates or dissolves or attempts to do so, (e) the other party assigns or purports to assign this Agreement in breach of its provisions, or (f) the other party commits any other breach of a material obligation hereunder which it fails to cure within 20 days of written notice or which is by its nature incurable.

      11.5. Obligations on Termination. Termination of this Agreement will not relieve either party from fulfilling its obligations which by their terms or nature survive termination. Upon termination of this Agreement for any reason: (a) OEM shall immediately cease using and shall deliver to IMG, any unused sales literature and other written information and materials supplied by IMG pursuant to this Agreement or which contain IMG's Trademarks; (b) OEM shall immediately cease to identify itself as an authorized distributor for IMG or otherwise affiliated in any manner with IMG; and (c) IMG shall have the option, but not the obligation, in its discretion, to reacquire from OEM all or part of the IMG Products and Documentation, including translated versions, which are then held on OEM in inventory and are not committed to sales. IMG shall exercise such option by written notice to OEM within 30 days after termination. IMG shall pay for such IMG Products at the prices originally paid by OEM in acquiring them from IMG.

12.   MISCELLANEOUS

      12.1. Assignment. This Agreement may be assigned by IMG to any entity which assumes its obligations and acquires ownership of or the right to use and license the IMG Products. This Agreement has been entered into by IMG in reliance upon the reputation of OEM and its management, and accordingly may not be assigned or encumbered by OEM without IMG's prior written consent, not unreasonably withheld. Due to the importance of OEM's ownership and management, the sale, transfer or assignment of 50% or more of OEM's capital stock, partnership interests, or voting rights shall be deemed an assignment of this Agreement.

      12.2. Independent Contractors. The relationship of IMG and OEM established by this Agreement is that of independent contractors.

      12.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes any prior and contemporaneous oral or written understanding as to the subject matter hereof. Each party acknowledges that it is entering into this Agreement as a result of its own independent investigation and not as a result of any representation of the other party not contained herein.

      12.4. Amendments; Waivers. This Agreement may be modified only by a writing signed by the party to be charged. A waiver of any provision or breach is no waiver of any other provision or breach.

      12.5. Force Majeure. Except as otherwise provided in Section 11.2, neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to earthquake, fire, flood, war, embargo, strike, riot, or the intervention of any governmental authority.

      12.6. Import and Export Controls. OEM shall comply with all applicable laws, including export, re-export and foreign policy controls and restrictions which may be imposed by the Canadian or United States government. OEM shall take all necessary actions and precautions to ensure that its customers do not contravene such Canadian or U.S. laws or regulations.

      12.7. Publicity. The terms of this Agreement are confidential. No press release or other like publicity regarding this Agreement may be made without the other party's approval.

      12.8. Notices. All notices and other communications hereunder shall be given in writing and delivered (a) by personal delivery, by prepaid overnight or courier service to the addresses set forth herein, or
            (b) by facsimile to such facsimile number as may be provided in writing by a party. Notices are deemed given on receipt or attempted delivery (if receipt is refused).

      12.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws rules.

      12.10. Dispute Resolution.

            (a) Except as otherwise provided below, any controversy or claim arising out of or relating to this Agreement shall be submitted to final and binding arbitration in San Francisco, California, in accordance with the commercial rules of the American Arbitration Association ("AAA"). The arbitration shall be before a single arbitrator, except that in the event the amount in controversy exceeds $100,000 the arbitration shall be before three (3) arbitrators and the decision of any two of them shall be binding. If not mutually agreed upon, the arbitrator(s) shall be selected according to AAA rules from a list, prepared by the AAA, of persons having expertise in the subject matter. Judgment upon the award may be entered in any court having jurisdiction thereof. This provision is self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear.

            (b) Notwithstanding the foregoing: (1) any claim relating to any of the parties' confidential information, the Trademarks, or other proprietary technology or intellectual property shall not be determined by arbitration, but only by a court located in San Francisco, California to whose jurisdiction the parties hereby consent; and (2) each party acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of the other party will cause the other party irreparable harm, and therefore the non-breaching party will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law or in equity, in any court of competent jurisdiction.

12.11. Attorney's Fees. In the event of any litigation or arbitration hereunder, the arbitration or court shall award costs and reasonable attorney's fees to the prevailing party.

12.12. Severability. The terms of this Agreement are severable. If any term hereof is held invalid, illegal, or unenforceable for any reason whatsoever, such term shall be enforced to the fullest extent permitted by applicable law, and the validity, legality, and enforceability of the remaining terms shall not in any way be affected or impaired thereby.


SEAGATE SOFTWARE INFORMATION             OPIS CORPORATION
MANAGEMENT GROUP, INC.

1095 West Pender Street, 4th. Floor      1101 Walnut Street
Vancouver, B.C.                          Des Moines, Iowa
Canada V6E2M6                            USA 50309-3425


By:                                      By:/s/ Saulene Richer
   ----------------------------------       -----------------------------------
Its:                                     Its:   President
    ----------------------------------       ----------------------------------

                                                6/28/96

                                    EXHIBIT A
                                  IMG PRODUCTS

1.    Programs

      English, French, German and Spanish language, when they become available, custom-specific builds of:

      Crystal Reports Version 4.5 for Windows (16-bit or 32-bit)



2.    Documentation

      English Language version of Crystal Reports User Manuals, in electronic format


                                    EXHIBIT B
                                  OEM PRODUCTS


Opis Support Express

                                    EXHIBIT C
                      MINIMUM TERMS OF OEM END USER LICENSE

Each OEM End User License must contain the following minimum terms and conditions applicable to IMG Products (modified as necessary for multi-copy packages):


1. Only a personal, non-transferable and non-exclusive right to use the executable version of the product on a single central processing unit is granted to end user.

2. The license granted to the end user is further qualified, in that this copy of IMG software may only be used with the third party product with which it was provided. Accessing data that is not created by, or used by, the third party product is in violation of this end user license.

3. End user will not copy the product except as necessary to use the OEM system and for back-up and archival purposes.

4. Except as stated above, end user is not granted any right (whether by license, ownership or otherwise) in or to any proprietary rights in the product.

5. No title to the proprietary rights in the product or documentation is transferred to end user.

6. End user will not transfer the product to a third party unless end user transfers all copies of the product and ceases all use of the product, and the transferee agrees to be bound by the terms and conditions imposed on end user with respect to the product.

7.    End user will not translate, reverse compile or disassemble the product.

8. End user will not remove, alter or destroy any form of copyright notice, proprietary markings or confidential legends placed upon or contained within the product.

9. End user will not export or re-export the product without the appropriate United States or foreign government licenses.

10. End user is notified that IMG Computer Services, Inc., a British Columbia, Canada, corporation ("IMG") is a third-party beneficiary to the end user license to the extent it relates to use of the IMG product. Such provisions are made expressly for the benefit of IMG and are enforceable by both OEM and IMG.

11. IMG makes no warranty to end user of any kind with respect to the product, express or implied, including without limitation, the implied warranties of merchantability, fitness for a particular purpose and non-infringement of third party rights.

12. If the produce is acquired under the terms of: (i) a DOD contract: the Government's rights to use, modify, reproduce, release or disclose the software or accompanying documentation are subject to the restrictions set forth in this license agreement pursuant to DFARS 227.7202; (ii) a Civilian agency contract: the Government's rights to use, modify, reproduce, release or disclose the software or accompanying documentation are subject to the restrictions of paragraphs (a)-(d) of the Commercial Computer Software--Restricted Rights clause at FAR 52.227-19 and the restrictions set forth in this license agreement.

                                    EXHIBIT D
                             PERMITTED MODIFICATIONS



OEM SHALL NOT ALTER IMG'S TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS NOTICES APPEARING ON THE IMG PRODUCTS AS DELIVERED TO OEM, AND SHALL REPRODUCE ALL SUCH TRADEMARKS AND NOTICES ON EACH COPY.










OEM SHALL NOT COPY, MODIFY, ENHANCE, OR MAKE DERIVATIVE WORKS OF THE IMG
PRODUCTS.

                                    EXHIBIT E
                                  PAYMENT TERMS

1. APPLICABLE TO ALL AMOUNTS PAYABLE TO IMG UNDER THIS AGREEMENT: Amounts shall be paid in U.S. dollars. Payments made under this Agreement after their due date will incur interest at a rate equal to one percent (1%) per month or the highest rate permitted by applicable law, whichever is lower.

2. MINIMUM ANNUAL FEES: As a condition of retaining its rights under this Agreement, including without limitation its right to receive technical support from IMG free of charge (as set forth in paragraph 6.2 of the Agreement), OEM must pays fees (including royalties, but excluding One Time Program Fee) to IMG in the minimum annual amount of US$25,000.

3. ONE TIME PROGRAM FEE: OEM agrees to pay IMG a one-time, non-refundable license fee of US$32,600, $10,000 of which is due upon the Effective date of this Agreement; $10,000 is due July 30, 1996 and $12,600 is due Sept. 30, 1996.

4. IN THE EVENT AND TO THE EXTENT THAT IMG PROVIDES CUSTOM MASTER COPIES FOR REPRODUCTION OF IMG PRODUCTS, THE FOLLOWING TERMS AND CONDITIONS SHALL
      APPLY:

      (a) Initial Set-up Fee. For each set of Master Copy diskettes that IMG produces and delivers for the OEM, OEM shall pay IMG $2,000 as a set-up fee. Said payment shall be due and payable within 30 days of IMG's shipment of the Master Copies.

      (b)   Further Set-up Fees.

            (1) Unless otherwise specified herein, all Master Copies to be provided shall be for English language versions. To the extent available, OEM may request and IMG will produce additional sets of master diskettes in other languages; for each such set of Master Copy diskettes that IMG produces and delivers for the OEM, OEM shall pay IMG $2000 as a set-up fee.

            (2) If OEM is entitled to upgrades, for each upgrade of IMG Products which IMG makes available to the public during the term of this Agreement, OEM may request and IMG will produce a set of Master Copies of the upgrade version for OEM. for each such set of Master Copy diskettes that IMG produces and delivers for the OEM, OEM shall pay IMG $2,000 as a set-up fee.

      (c) Royalties. For each copy of any IMG Product which OEM sells, OEM shall pay IMG royalties in the amounts set forth below. If the royalty amount is set forth as a percentage, the percentage shall be applied to OEM's Net Revenues in connection with the IMG Products. "Net Revenues", for the purpose of calculating royalties, means the amounts invoiced to OEM's customers for Bundled Products. Royalty payments shall be due on the 20th day after the close of the month in which OEM delivered the copy of IMG Products to its customer.

5. IN THE EVENT AND TO THE EXTENT THAT IMG PROVIDES OEM WITH PREPACKAGED COPIES OR OTHER FINISHED GOOD MATERIALS, THE FOLLOWING TERMS AND CONDITIONS SHALL APPLY:

      (a) Fees. OEM shall pay IMG license fees for all Prepackaged Copies (which include royalties and prepackaged costs), in the amounts set forth below. All such payments shall be due within 30 days from the date of shipment by IMG.

      (b) Costs. OEM shall pay all shipping and transportation charges, taxes, and other fees imposed on Product sales hereunder. In the event IMG pays any such amounts, OEM shall reimburse IMG and they shall be added to the invoiced amounts as separate charges.

      (c) Stock Balancing. During the term of this Agreement, IMG shall allow stock balancing of up to 30% of OEM's total orders of IMG Products on a calendar quarter basis, commencing with the first calendar quarter following the effective date of this Agreement, but only if OEM submits to IMG an order for IMG Products equal to or greater than the value of the IMG Products being returned for credit. To obtain such stock balancing, OEM (a) may submit only the stock balancing request per calendar quarter, (b) shall submit such request in writing at least 30 days in advance of OEM's proposed stock return date, and (c) shall indicate on the stock balancing request the identity and quantity of the inventory to be returned. Stock returned for stock balancing credit may not have been acquired from IMG more than 3 months before the date of the stock balancing request, IMG, at its sole option, may amend or discontinue its stock balancing program without notice.

FEES:       ROYALTIES:

                        $45 per unit of Crystal Reports Professional v.4.5 sold with Support Express.

                        $180 per unit of Crystal Reports Professional sold without Support Express.

                        $0 per unit for the first 460 seats of Crystal Reports Professional Upgrades.

                        Major version upgrades to Licensee's existing users of the Report Writer at $100.

                        $150 per unit of French, German and Spanish versions of Crystal Reports Professional (when they become available) when sold with Support Express.

                        $125 per unit of French, German and Spanish upgrade versions of Crystal Reports Professional (when they become available).

      PREPACKAGED COPIES (AT IMG'S CURRENT COST OF MATERIALS):

            Costs as of 3/95:      $7 per set of manuals (User's Guide and
                                   Developer's Reference)

                                   $4 per book

                                   $15 diskettes and manuals

SEAGATE Software


                        ADDENDUM TO OEM LICENSE AGREEMENT

This Addendum to the OEM License Agreement is made and entered into this 25th day of September, 1998, by and between Seagate Software Information Management Group, Inc. (Seagate) and SalesLogix Corporation, successor-in-interest Opis Corporation (OEM).

Whereas upon execution of this Addendum, Opis has assigned its rights under the Agreement to SalesLogix and SalesLogix assumes and agrees to perform all of the obligations of Opis under the Agreement;

Whereas Seagate and OEM entered into an OEM license agreement dated June 28, 1996 (the "Agreement"), the parties wish to amend the agreement as follows:

1. Section 11.1 (Term) of the Agreement shall be extended for an additional term of two (2) years, expiring June 28, 2000.

2. OEM agrees to pay a nonrefundable program fee in the amount of $12,500 upon execution of this Addendum. All fees and royalties owing to Seagate for the original Term of the Agreement shall be considered to be paid.

3. Section 11.2 (Minimum Fees) shall be deleted from the Agreement and OEM shall no longer be required to pay a minimum annual fee.

3.    Exhibit B (OEM Products) shall be amended to include the following:

            SALESLOGIX
            SUPPORT LOGIX

4. Exhibit E (FEES) shall continue at the same rates for the term of this Addendum.

The Agreement does not exclude either party from entering into similar agreements with competitors of the other party. Except as modified herein, the Agreement shall be unaffected and shall remain in full force and effect.

In Witness whereof, the parties hereto have duly executed this Addendum, September 25, 1998.

SEAGATE SOFTWARE INFORMATION             SALESLOGIX CORPORATION
MANAGEMENT GROUP, INC

By:                                      By:  /s/ James E. Valenzuela
   ---------------------------------          ---------------------------------
Name:                                    Name:  James E. Valenzuela
     -------------------------------           --------------------------------
Title:                                   Title: V. P. Finance
      ------------------------------           --------------------------------

SEAGATE Software


                     ADDENDUM NO. 2 TO OEM LICENSE AGREEMENT

This Addendum to the OEM License Agreement is made and entered into this 30th day of November 1998, by and between Seagate Software Information Management Group, Inc. (Seagate) and SalesLogix Corporation, successor-in-interest Opis Corporation (OEM).

Whereas Seagate and OEM entered into an OEM license agreement dated June 28, 1996, and an Addendum dated September 25, 1998 (the "Agreement"), the parties wish to amend the agreement as follows:

1. Exhibit A (IMG PRODUCTS) shall be amended to include Crystal Reports version 6.0, and future versions as they become available. This Addendum No. 2 shall be effective for the additional term of the Agreement, beginning June 28, 1998, and expiring June 28, 2000.

Except as modified herein, the Agreement shall be unaffected and shall remain in full force and effect.

OEM has read, understands and agrees to the terms of this Addendum and the undersigned represents that he or she is duly authorized to sign this Addendum.

SEAGATE SOFTWARE INFORMATION             SALESLOGIX CORPORATION
MANAGEMENT GROUP, INC

By:   /s/ John Fraissinet                By:   /s/ James E. Valenzuela
   ---------------------------------          ---------------------------------
Name:   John Fraissinet                  Name:   James E. Valenzuela
     -------------------------------           --------------------------------
Title:   V. P.                           Title:    V. P. Finance
      ------------------------------           --------------------------------